Exhibit 21

nVent Electric plc subsidiaries as of December 31, 2022

Name of Company	Jurisdiction of Incorporation
Alberta Electronic Company Limited	Hong Kong
Asia Pacific CIS (Thailand) Co., Ltd.	Thailand
Asia Pacific CIS (Wuxi) Co., Ltd.	China
CIS Global LLC	United States
CIS Hong Kong Limited	Hong Kong
CISWW Engineering India Private Limited	India
CoolIT Systems Inc*	Canada
Eldon AB	Sweden
Eldon AS	Norway
Eldon Austria GmbH	Austria
Eldon Electric Limited	United Kingdom
Eldon Espana, S.A.U.	Spain
Eldon GmbH	Germany
Eldon Holding AB	Sweden
Eldon Holding Espana, S.L.U.	Spain
Eldon NV	Netherlands
Eldon SRL	Romania
Electronic Enclosures, LLC	United States
Enclosures, Inc.	United States
ERICO Canada Inc.	Canada
ERICO do Brasil Ltda.	Brazil
ERICO Europe B.V.	Netherlands
ERICO France Sarl	France
ERICO GLOBAL COMPANY	United States
ERICO International Corporation	United States
ERICO Italia S.r.l.	Italy
ERICO Limited	Hong Kong
ERICO Ltd.	China
ERICO Mexico, S.A. de C.V.	Mexico
ERICO Poland SP. Z.o.o.	Poland
ERICO Products Australia Pty. Ltd	Australia
ERICO US Holding LLC	United States
GCP CIS Blocker Inc.	United States
GCP CIS Holdings, LLC	United States
Hoffman Enclosures (Mex.), LLC	United States
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico
Hoffman Enclosures Inc.	United States
Hoffman Schroff Asia Pte Ltd	Singapore
Hoffman Schroff de Mexico S.a.r.l.	Mexico
Hoffman Schroff GmbH	Switzerland
Hoffman Schroff Holdings, Inc.	United States
Hoffman Schroff Manufacturing S. de R.L. de C.V.	Mexico
Hoffman Schroff Poland Sp.z.o.o.	Poland
Hoffman Schroff PTE Ltd	Singapore
Hoffman Schroff Sales S. de R.L. de C.V.	Mexico
Iceotope Group Limited*	Canada
Limited Liability Company nVent Rus	Russian Federation
Lionel Acquisition Co.	United States
nVent Armaturen Holding GmbH	Germany
nVent do Brasil Eletrometalurgica Ltda.	Brazil

nVent EFS Investments 1, LLC	United States
nVent EFS Investments 2, LLC	United States
nVent EFS Investments LP	United States
nVent Electrical Products (Shanghai) Co., Ltd.	China
nVent Electrical Products China Co., Ltd.	China
nVent Electrical Products India Private Limited	India
nVent Enclosures India Private Limited	India
nVent Finance Group GmbH	Switzerland
nVent Finance NL B.V.	Netherlands
nVent Finance S.a.r.l.	Luxembourg
nVent Finland Oy	Finland
nVent Global S.a.r.l.	Luxembourg
nVent Holding NL B.V.	Netherlands
nVent Holdings C.V.	Netherlands
nVent Holdings S.A.	France
nVent Holdings, Inc.	United States
nVent International (UK) Ltd.	United Kingdom
nVent International Holding S.a.r.l.	Luxembourg
nVent International Holdings, Inc.	United States
nVent Investments 1, LLC	United States
nVent Investments 2, LLC	United States
nVent Investments LP	United States
nVent Italy S.r.l.	Italy
nVent Japan Co., Ltd.	Japan
nVent Luxembourg S.a.r.l.	Luxembourg
nVent Management Company	United States
nVent Middle East FZE	United Arab Emirates
nVent Nordic AB	Sweden
nVent Power & Data Infrastructure India Private Limited	India
nVent Project Services Canada, Inc.	Canada
nVent Services Canada Limited	Canada
nVent Services GmbH	Switzerland
nVent Services Holding GmbH	Switzerland
nVent Solutions (UK) Limited	United Kingdom
nVent Teknoloji Sistemleri Ticaret Limited Sirketi	Turkey
nVent Thermal (Shanghai) Co., Ltd.	China
nVent Thermal (Shanghai) Engineering Co., Ltd.	China
nVent Thermal (Suzhou) Co., Ltd.	China
nVent Thermal Belgium NV	Belgium
nVent Thermal Canada Ltd.	Canada
nVent Thermal Europe GmbH	Switzerland
nVent Thermal France SAS	France
nVent Thermal Germany GmbH	Germany
nVent Thermal India Private Limited	India
nVent Thermal Korea Ltd.	Korea, Republic of
nVent Thermal KZ LLP	Kazakhstan
nVent Thermal LLC	United States
nVent Thermal Netherlands B.V.	Netherlands
nVent Thermal Norway AS	Norway
nVent Thermal Polska Sp. z.o.o.	Poland
nVent Thermal Romania S.R.L.	Romania
nVent UK Holdings Limited	United Kingdom
Productos ERICO S.A.	Spain
Schroff Co. Ltd. Taiwan	Taiwan
Schroff GmbH	Germany

Schroff Holdings Germany GmbH	Germany
Schroff SAS	France
Schroff, Inc.	United States
Steinhauer GmbH	Germany
Tonka Bay Insurance Company	United States
Torgoterm AD*	Bulgaria
Tracer Construction LLC	United States
Tracer Industries Canada Limited	Canada
Tracer Industries Management LLC	United States
Tracer Industries, Inc.	United States
Yabaida Electronics (Shenzhen) Company Limited	China

All entities are 100% owned subsidiaries, unless otherwise indicated.

* CoolIT Systems Inc is 7.02% owned. Iceotope is 6.2% owned. Torgoterm AD is 19% owned.